Exhibit 10.1

GENERAL RELEASE AND SETTLEMENT AGREEMENT

This General Release and Settlement Agreement (the “Agreement”) is by and between Baker & McKenzie LLP, an Illinois limited liability partnership (“Creditor”), and Momentus Inc., a Delaware corporation, and its subsidiaries (collectively, the “Company”), effective as of September 30, 2025 (the “Effective Date”). Creditor and the Company are collectively referred to herein as the “parties” or “each party”.

Recitals

WHEREAS, as of the Effective Date of this Agreement, the Company owes Creditor a total of $1,122,171 (the “Total Debt”);

WHEREAS, both parties each desire to settle the Total Debt, cancel, terminate, extinguish and void any and all debts, payments, obligations, covenants, rights, grants and liens related thereto, in exchange for the payment of the consideration (the “Consideration”) set forth below:

Amount of Debt	Consideration	Effective Per Security Price
$1,122,171
Payment of $50,000 in cash by wire transfer in immediately available funds.  The Company shall use its best effort to make such payment no later than September 30, 2025.
Issuance of $1,072,171 in shares of common stock of the Company (the “Shares”) and pre-funded warrants of the Company in the form attached as Exhibit A (the “Warrants” and together with the Shares, the “Securities”) issued in accordance with the Securities Purchase Agreement in the form attached hereto as Exhibit B.
Execution and delivery of a registration rights agreement in the form attached as Exhibit C (the “Registration Rights Agreement”).

Amount equal to a 10% discount to the five day volume weighted average price (calculated as of the trading day immediately prior to the issuance date) per Share

The effective price per Warrant shall be the per Share effective price less $0.00001 per Warrant.

WHEREAS, both parties each agree that upon payment of the Consideration by the Company to Creditor, the Company will have no debt, agreements or other obligations owed (or with) to Creditor other than pursuant to the terms of this Agreement and its exhibits.

NOW, THEREFORE, IN CONSIDERATION for entering into this Agreement, and for the representations, promises, covenants and releases contained in this Agreement, and for other good and valuable consideration, including but not limited to payment of the Consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follow:

1.            Recitals. Each party agrees that the Recitals are true and correct and are incorporated into this Agreement and are made part of this Agreement.

2.            Mutual Representations. Each party represents to the other party that the execution and delivery of this Agreement and the consummation by it of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate or other action and no further consent or authorization is required. This Agreement and the transaction documents attached hereto to which it is a party has been duly executed, and when delivered in accordance with the terms hereof, will constitute the valid and legally binding obligation of such party, enforceable against it in accordance with its terms.

3.        Consideration. The Company hereby agrees to pay and deliver to Creditor the cash portion of the Consideration and the Securities portion of the Consideration no later than September 30, 2025 (the “Closing Date”).  On the Closing Date, the parties shall execute and deliver the Securities Purchase Agreement, the Shares shall be delivered via a book entry account at the Company’s stock transfer agent, which Shares shall contain a restrictive legend specifying that the Shares have not been registered under the Securities Act of 1933, as amended (the “Act”), and may only be sold pursuant to an exemption from such registration, and the Warrants and Registration Rights Agreement shall be executed and delivered in physical form via email with the original to follow by overnight delivery service to the address for notices set forth in the Securities Purchase Agreement.

4.         Creditor Covenants. Creditor covenants and agrees that, during a twelve (12) month period following the Closing Date, if on a given trading day the volume weighted average price (the “VWAP”) of the Company’s common stock on the previous trading day was less than $1.37 per Share (appropriately adjusted for stock splits, reverse stock splits, share combinations, stock dividends and similar transactions), then Creditor will (in the aggregate) not sell more than 10% of the total trading volume of the common stock for the previous trading day.

5.            Private Placement Representations and Warranties of Creditor. Creditor makes the representations and warranties to the Company as of the date hereof as set forth in the Securities Purchase Agreement. The parties acknowledge and agree that, as of the date hereof, Creditor does not possess any material non-public information regarding the Company.

6.            Release. Upon payment and delivery of the Consideration by the Company, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each party, for itself and its affiliates, subsidiaries, heirs, executors, administrators and assigns (collectively, the “Releasors”) forever waive, release and discharge the other party and each of its subsidiaries and affiliates, and its and their respective managers, directors, officers, members, stockholders, subsidiary companies, insurance carriers and the officers, members, directors, agents, servants, employees of each of the foregoing and the predecessors, successors and assigns of each of the foregoing (collectively, the “Releasees”), from any and all debts, obligations, payments, liens, covenants, representations, actions, causes of action, claims, fees, commissions, payments, referral fees, expenses (inclusive of attorney’s fees), demands or suits of any kind or nature whatsoever, whether known or unknown, and from all consequential, punitive and exemplary damages arising out of or relating to any agreements or business dealings between the parties prior to the Effective Date (“Release”).  In connection with such Release, each party acknowledges it may hereafter discover claims or facts in addition to or different from those which such party now knows or believes to exist with respect to any Releasee, but that it is such party’s intention to hereby finally settle and release all matters, which now exist, may exist or heretofore have existed, between any Releasor, on the one hand, and any Releasee, on the other hand. In furtherance of this intention, the releases herein given shall be and remain in effect as full and complete general releases notwithstanding the discovery or existence of any such additional or different claims or facts. For avoidance of doubt, Creditor does not release any claims for matters relating to or arising under this Agreement.

7.            Further Assurances. Following the closing, each of the parties hereto shall, and shall cause their respective affiliates to, execute and deliver such additional documents, instruments, conveyances, and assurances and take such further actions as may be reasonably required to carry out the provisions hereof and give effect to the transactions contemplated by this Agreement.

8.            Miscellaneous. This Agreement and the agreements executed and delivered on the Closing Date contain the entire agreement between Creditor and the Company as to the subject matter hereof. Creditor hereby represents and warrants that it has carefully read the foregoing, and know and understand the contents and meaning thereof, and are executing this Agreement voluntarily. This Agreement shall be governed by the laws of the state of Delaware without giving effect to its conflict of laws principles. The parties hereto expressly designate any Releasee as a third party beneficiary to this Agreement, with the right to enforce the terms of such Agreement. All representations and warranties in this Agreement shall survive the execution and delivery of this Agreement.

(Signature Pages Follow)

IN WITNESS WHEREOF, and intending to be legally bound, the undersigned hereunto sets its signature as of the Effective Date.

Momentus Inc.

By:	/s/ John Rood
Name:	John Rood
Title:	Chairman and CEO

Baker & McKenzie LLP

By:	/s/ Shin Nan Goto
Name:	Shin Nan Goto
Title:	Chief Financial Officer, North America

Exhibit A

Form of Warrant

(see attached)

Exhibit B

Form of Securities Purchase Agreement

(see attached)

Exhibit C

Form of Registration Rights Agreement

(see attached)